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                                                                   EXHIBIT 10.14


                         PROFESSIONAL SERVICES AGREEMENT


                  THIS AGREEMENT ("Agreement"), dated as of December 17, 1996, by and between Golder, Thoma, Cressey, Rauner, Inc., a Delaware Corporation ("GTCR"), Brim, Inc., an Oregon corporation (the "Company") and Principal Hospital Company, a Delaware corporation (formerly known as Rural Hospital Corporation) ("Principal") for the limited purpose specified in Section 14 hereof.

                  WHEREAS, Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership ("Purchaser"), of which GTCR is the indirect general partner, has purchased (the "Investment") a portion of the Company's Common Stock, no par value, and the Series B Junior Preferred Stock, no par value;

                  WHEREAS, the Company desires to receive financial and management consulting services from GTCR, and obtain the benefit of the experience of GTCR in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular; and

                  WHEREAS, in connection with the Investment, GTCR is willing to provide financial and management consulting services to the Company, and the compensation arrangements set forth in this Agreement are designed to compensate GTCR for such services.

                  NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, GTCR and the Company hereby agree as follows:

                  1. Engagement. The Company hereby engages GTCR as a financial and management consultant, and GTCR hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

                  2. Services of GTCR. GTCR hereby agrees during the term of this engagement to consult with the Company's board of directors (the "Board") and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

                    (i)    corporate strategy;

                   (ii)    budgeting of future corporate investments;

                  (iii)    acquisition and divestiture strategies; and

                   (iv)    debt and equity financings.
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                  3.       Personnel. GTCR shall provide and devote to the
performance of this Agreement such partners, employees and agents of GTCR as GTCR shall deem appropriate for the furnishing of the services required thereby.

                  4. Investment Fee. At the time of (a) any purchase of stock of the Company by Purchaser pursuant to Section 6 of the Stockholders Agreement of even date herewith among the Company, the Purchaser and the other stockholders named therein and (b) any other debt or equity financing of the Company other than such financing by a member of the Company's senior management, the Company shall pay to GTCR an investment fee in immediately available funds equal to one and one-quarter percent (1.25%) of the amount paid to the Company in connection with such purchase or financing.

                  5. Management Fee. The Company shall pay to GTCR within 90 days after the end of each fiscal year, a management fee equal to $200,000.

                  6. Expenses. The Company shall promptly reimburse GTCR for such reasonable travel expenses and other out-of-pocket fees and expenses as may be incurred by GTCR, its directors, officers and employees in connection with the consummation of the Purchaser's Investment in the Company, the transactions related thereto and in connection with the rendering of services hereunder.

                  7. Term. This Agreement will continue from the date hereof until Purchaser ceases to own at least 20% of the GTCR Shares (as defined in the Stockholders Agreement dated as of the date hereof among the Company and certain of its stockholders (the "Stockholders Agreement"). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by GTCR in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

                  8. Liability. Neither GTCR nor any of its affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of GTCR.

                  9. Indemnification. The Company agrees to indemnify and hold harmless GTCR, its partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

                  10. GTCR an Independent Contractor. GTCR and the Company agree that GTCR shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither GTCR nor its directors, officers, or employees shall be considered employees or agents of the Company as a result of this Agreement nor


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shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

                  11. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

                  If to GTCR:

                           Golder, Thoma, Cressey, Rauner, Inc.
                           6100 Sears Tower
                           Chicago, IL 60606-6402
                           Attention: Bruce V. Rauner

                           with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, IL 60601
                           Attention: Kevin R. Evanich, P.C.

                  If to the Company:

                           Brim, Inc.
                           5123 Paddock Village Court, Suite A12
                           Brentwood, TN 37027
                           Attention: Martin S. Rash

                           with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, IL 60601
                           Attention: Kevin R. Evanich, P.C.

                  12. Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of GTCR and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of GTCR in connection with the subject matter hereof.


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                  13.      Waiver of Breach. The waiver by either party of a
breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

                  14. Termination. The Professional Services Agreement, dated as of February 1, 1996 by and between GTCR and Principal will be terminated automatically upon the effectiveness of this Agreement, and from and after such time, shall have no further force or effect.

                  15. Assignment. Neither GTCR nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other; provided that GTCR, without the consent of the Company may assign its rights and obligations hereunder to any successor entity to GTCR.

                  16. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

                  17. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

                  18. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.


                                    *****



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                  IN WITNESS WHEREOF, GTCR and the Company have caused this
Agreement to be duly executed and delivered on the date and year first above written.

                                    GOLDER, THOMA, CRESSEY
                                    RAUNER, INC.

                                    By: /s/ Bruce V. Rauner
                                        ----------------------------------------
                                    Its: Principal

                                    BRIM, INC.

                                    By: /s/ Martin S. Rash
                                        ----------------------------------------
                                    Its: Chief Executive Officer

                                    PRINCIPAL HOSPITAL COMPANY

                                    By: /s/ Martin S. Rash
                                        ----------------------------------------
                                    Its: Chief Executive Officer